Exhibit 24.1

LABCORP HOLDINGS INC.

S- 8 Power of Attorney

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Labcorp Holdings Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Adam H. Schechter, Julia A. Wang and Sandra D. van der Vaart, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statements on Forms S-8 (the “Registration Statements”) of the Corporation relating to securities of the Corporation acquired under or to be offered under the Labcorp Holdings Inc. 2025 Employee Stock Purchase Plan or the Labcorp Holdings Inc. 2025 Omnibus Incentive Plan, and any and all amendments (including post-effective amendments) or supplements to the Registration Statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the individual executing it.

Name and Title	Date

/s/ Adam H. Schechter	May 27, 2025
Adam H. Schechter Chairman of the Board, President, Chief Executive Officer and Director

/s/ Julia A. Wang	May 28, 2025
Julia A. Wang Executive Vice President, Chief Financial Officer

/s/ Peter J. Wilkinson	May 28, 2025
Peter J. Wilkinson Senior Vice President, Chief Accounting Officer

/s/ Kerrii B. Anderson	May 27, 2025
Kerrii B. Anderson Director

/s/ Jeffrey A. Davis	May 26, 2025
Jeffrey A. Davis Director

/s/ D. Gary Gilliland	May 27, 2025
D. Gary Gilliland, M.D., Ph.D. Director

/s/ Kirsten M. Kliphouse	May 22, 2025
Kirsten M. Kliphouse Director

/s/ Garheng Kong	May 22, 2025
Garheng Kong, M.D., Ph.D. Director

/s/ Peter M. Neupert	May 23, 2025
Peter M. Neupert Director

/s/ Richelle P. Parham	May 22, 2025
Richelle P. Parham Director

/s/ Paul B. Rothman	May 22, 2025
Paul B. Rothman, M.D. Director

/s/ Kathryn E. Wengel	May 22, 2025
Kathryn E. Wengel Director